Exhibit 5.1

TroyGould PC
1801 Century Park East, 16th Floor
Los Angeles, California 90067

July 24, 2014

Sigma Labs, Inc.

100 Cienega Street, Suite C

Santa Fe, New Mexico 87501

Ladies and Gentlemen:

We have acted as counsel to Sigma Labs, Inc., a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date of this opinion letter, relating to 30,000,000 shares of common stock of the Company, $0.001 par value per share (the “Shares”), that are issuable under the Company’s 2013 Equity Incentive Plan (the “Plan”). This opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion letter, we have examined and relied upon originals or copies of: (1) the Registration Statement; (2) the Plan; (3) the Company’s Articles of Incorporation, as amended to date; (4) the Company’s Bylaws, as amended to date; (5) resolutions of the Company’s Board of Directors pertaining to the Registration Statement, the Shares, and related matters; and (6) such other documents, corporate records, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) and the Plan are accurate and complete; (4) the Company will issue the Shares in accordance with the terms of the Registration Statement and the Plan; (5) the Company will at all times remain duly organized, validly existing, and in good standing under the laws of the State of Nevada; (6) the Company will at all times reserve a sufficient number of shares of its unissued common stock as is necessary to provide for the issuance of the Shares; (7) in connection with each issuance of any Shares, the Company will duly execute and deliver a stock certificate evidencing the Shares or, with respect to any Shares issued on an uncertificated basis, the Company will comply with applicable law regarding the documentation of uncertificated securities; and (8) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.

The law covered by our opinion expressed below is limited to Chapter 78 of the Nevada Revised Statutes and the reported judicial decisions interpreting such statute, as currently in effect. We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction, and we assume no responsibility with respect to the application or effect of any such laws.

We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinion expressly set forth below. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated below with respect to the Shares.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Registration Statement and the Plan, will be validly issued, fully paid, and non-assessable.

This opinion letter is rendered to you solely in connection with the transactions contemplated by the Registration Statement and may not be relied upon for any other purpose. We consent to the filing with the Commission of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ TroyGould PC

TROYGOULD PC